UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   March 7, 2008

CHINA YIDA HOLDING, CO.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	000-26777	22-3662292
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

RM 1302-3 13/F, Crocodile House II,
55 Connaught Road Central, Hong Kong
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

86-591-28308388
 (ISSUER TELEPHONE NUMBER)

 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 7, 2008, we entered into a definitive Securities Purchase Agreement for the sale of units of securities of the Company aggregating up to a maximum of $14,000,000 (the “Securities Purchase Agreement), attached hereto as Exhibit 4.1.  Each unit of securities consist of: one (1) share of Company common stock, $0.001 par value per share (the “Common Stock”); and (ii) a Class A warrant to purchase an additional number of shares equal to 50% of the Common Stock.  The purchase price is $1.05 per unit.  In connection with the Securities Purchase Agreement, the Company entered into (i) a Registration Rights Agreement, attached hereto as Exhibit 4.2; (ii) a Lock-Up Agreement, attached hereto as Exhibit 4.3; and (iii) a Make Good Agreement, attached hereto as Exhibit 4.4 (together with the Securities Purchase Agreement, these agreements shall be referred to as the “Financing Documents”).

The private placement closed simultaneously with the signing of the Financing Documents and the Company issuing 13,333,334 shares of common stock and warrants to Pope Investments II LLC and the other investors (collectively, the “Investors”).  Pursuant to its terms, the warrants can be converted into 6,666,667 shares of common stock at an exercise price of $1.25 per share (the "Warrant").  The Warrants can be exercised beginning on September 6, 2008 and will expire on September 6, 2011.  A copy of the Warrant is attached hereto as Exhibit 4.5.

In connection with the private placement and as part of the Financing Documents, we also entered into a Registration Rights Agreement, whereby, we will file a registration statement on Form S-1 (or other applicable Form) within 60 days of the close of this financing.

Additionally, our majority shareholders, Chen Minhua and Fan Yanling, and we entered into a Lock-Up Agreement whereby both Fan Yanling and Chen Minhua agreed not to sell any securities for a period of 12 months after the initial registration statement associated with this financing is declared effective.  Lastly, our Chairman and we entered into a Make Good Agreement whereby Chairman Chen Minhua has pledged 13,333,334 shares of his common stock of the Company as security for the Company reaching certain earnings thresholds for the fiscal years ended 2007 and 2008 (the “Make Good Shares”).  If the Company meets these thresholds, the Make Good Shares will be released from escrow and returned to Chairman Chen Minhua.  Alternatively, if the Company fails to meet the earnings requirements, the Make Good Shares will be released to the Investors as additional compensation.

Item 3.02. Unregistered Sales of Equity Securities

As referenced in Item 1.01, the Company entered into certain Financing Documents with Pope Investments II LLC, an accredited investor, and certain other accredited investors.  Pursuant to the Financing Documents, we sold units of securities that consisted of an aggregate of 13,333,334 shares of common stock and warrants exercisable into 6,666,667 shares of common stock for a total purchase price of $14,000,000.  The purchase price of one unit was $1.05.

These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the ‘Act’).

Item 7.01. Regulation FD Disclosure

On March 11, 2008, we issued a press release regarding the financing transaction described in Item 1.01 above. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Securities Purchase Agreement
4.2	Registration Rights Agreement
4.3	Lock-Up Agreement
4.4	Make Good Agreement
4.5	Sample Warrant
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

China Yida Holding, Co.

Date: March 10, 2008	By:	/s/ Chen Minhua
Chen Minhua President